UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2022

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 4, 2022, Allison Transmission Holdings, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected ten directors for one-year terms ending at the 2023 annual meeting of stockholders (Proposal 1);

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2022 (Proposal 2); and

•	approved, in an advisory, non-binding vote, the compensation paid to the Company’s named executive officers (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	AGAINST	ABSTAIN
Judy L. Altmaier	87,135,406	511,810	22,900
Stan A. Askren	87,219,443	431,310	19,363
D. Scott Barbour	87,526,764	38,606	104,746
David C. Everitt	82,872,378	4,778,774	18,964
Alvaro Garcia-Tunon	87,309,400	341,478	19,238
David S. Graziosi	82,142,924	5,464,884	62,308
Carolann I. Haznedar	85,138,506	2,509,110	22,500
Richard P. Lavin	84,972,381	2,678,774	18,961
Thomas W. Rabaut	81,182,117	6,384,241	103,758
Richard V. Reynolds	85,919,180	1,731,372	19,564

Proposal 2 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
90,591,709	1,310,563	8,742

Proposal 3 – Advisory Vote on Executive Compensation.

FOR	AGAINST	ABSTAIN
83,585,357	4,049,647	35,112

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 10, 2022

	By:	/s/ Eric C. Scroggins
Name: Eric C. Scroggins
Title: Vice President, General Counsel